UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 31, 2005

(Date of Report – date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement.

Effective December 31, 2005, we terminated our Employee Stock Purchase Plan adopted in 1998 and implemented in 2000.

Item 2.02                                             Results of Operations and Financial Condition.

On January 3, 2006, we announced that we continue to expect a strong fourth quarter 2004 with revenues and earnings per share increases over the year-earlier period.  Our press release in these matters is filed as an exhibit to this report.

The information in this Item is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 5.02                                             Resignation of Principal Officer;  Appointment of Principal Officer;  Election of Directors.

On January 3, 2006, Daniel J. Kinsella, our Vice President – Finance and Chief Financial Officer, resigned from Datalink to join a privately-held company.  Until we identify a replacement, we named Denise M. Westenfield, our corporate controller, as our Acting Chief Financial Officer.

Effective January 5, 2006, Gregory T. Barnum and Charles B. Westling will join our Board of Directors.  Our board has increased its size to seven and elected these individuals to fill the newly created vacancies, in lieu of a vote of stockholders.  We are not aware of any arrangement or understanding between either new director and any other persons pursuant to which we selected either new director.  We expect Mr. Barnum to join our audit and compensation committees.

Background of Our Newly Elected Officers and Directors.

Ms. Westenfield, age 42, joined us in 2000 as our corporate controller.  She became our Acting Chief Financial Officer in January 2006.  Between 1991 and 2000, she was employed by Cummins, Inc., most recently as the controller for the Power Generation business unit.  Ms. Westenfield received her B.S. in accounting from the University of Minnesota and her Masters of Business Administration from the University of St. Thomas.

Mr. Barnum, age 50, served as Vice President of Finance, Chief Financial Officer and Corporate Secretary of Computer Network Technology Corporation from 1997 until the company’s acquisition by McDATA Corporation in 2005.  Between 1992 and 1997, Mr. Barnum served as Senior Vice President of Finance and Administration, Chief Financial Officer and Corporate Secretary of Tricord Systems, Inc., an enterprise server manufacturer.  Between 1998 and 1992, he was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary of Cray Computer Corporation, a development stage company engaged in the design of supercomputers.  Prior to that time, Mr. Barnum served in various accounting and financial management capacities for Cray Research, Inc., a manufacturer of supercomputers.  Mr. Barnum is a graduate of the University of St. Thomas.

Mr. Westling, age 46, became our President and Chief Executive Officer in December 2005.  He originally joined us in 2002 as Vice President—Corporate and Business Development.  In 2002, Mr. Westling became Vice President—Market Development.  In 2003, Mr. Westling became President and Chief Operating Officer.  Between 2000 and 2001, he was the Executive Vice President of Business Development of Agiliti, Inc.  Mr. Westling served as Senior Managing Director and Director of Corporate Finance for John G. Kinnard and Company, Incorporated from 1997 to 1999.  From 1990 to 1997, Mr. Westling was a member of the corporate finance department at Dain Bosworth Incorporated, serving most recently as a managing director and head of technology investment banking.  Mr. Westling received his B.A. in economics from Carleton College and earned a Master of Management degree from the J.L. Kellogg Graduate School of Management at Northwestern University.

Certain Transactions.

Change of Control Severance Agreements.  In November 2004, we entered into a change of control severance agreement with Mr. Westling (and other executive officers) effective so long as he is employed by us.  Under the agreement, Mr. Westling is entitled to a severance payment in the event he (a) is terminated without cause by us in anticipation of, in connection with, at the time of or within two years after a change of control, or (b) resigns for good reasons arising in anticipation of, in connection with, at the time of or within two years after a change of control (a “Covered Termination”).

If there is a “Covered Termination” of Mr. Westling’s employment, and provided he complies with certain confidentiality, non-competition and non-solicitation covenants, we will pay Mr. Westling (a) all cash compensation accrued but not paid as of the termination date, and (b) on the first day of the month following the termination date, a lump sum payment equal to two times Mr. Westling’s annual base salary in effect immediately prior to the date of termination.  Mr. Westling will also be entitled to COBRA health benefits at our expense.

Under the terms of the agreement, termination of employment for good reason generally means the occurrence of certain events without Mr. Westling’s consent, including, among other things, (1) our assigning him duties inconsistent in any material respect with his duties and responsibilities as in effect on the date of the agreement,  (2) reduction in annual salary or targeted bonus opportunities, or (3) relocation of our offices at which he is employed to a location more than 50 miles from the prior location.  Termination for cause means, among other things, (1) willfully or grossly negligent failure by Mr. Westling to perform his duties, or (2) conviction of the commission of a felony or a crime involving us or our business or involving or relating to moral turpitude.

Restricted Stock Agreement.  In August 2004, we awarded shares of restricted stock to Mr. Westling and certain other executive officers.  Mr. Westling’s 75,000 shares of restricted stock vest one-third each upon our achieving (a) positive income from operation for two consecutive fiscal quarters, (b) a 5% return on investment capital and (c) a 10% return on invested capital.  The restricted stock cliff vests 100% on August 13, 2009.  In November 2005, Mr. Westling vested in one-third of his shares.

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press release dated January 3, 2006 announcing the departure of our Chief Financial Officer, the election of our Acting Chief Financial Officer and the election of two new board members.  The information in this press release related to our fourth quarter 2004 operating results is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 5, 2006

DATALINK CORPORATION

	By:	/s/ Denise M. Westenfield
Denise M. Westenfield, Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1

Press release dated January 3, 2006 announcing the departure of our Chief Financial Officer, the election of our Acting Chief Financial Officer and the election of two new board members. The information in this press release related to our fourth quarter 2004 operating results is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.